UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FANTEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	80-0884134
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

330 Townsend Street, Suite 234, San Francisco, CA	94107
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
N/A	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-203457 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Fantex Series Jack Mewhort Convertible Tracking Stock, $0.0001 par value per share

Platform Common Stock, $0.0001 par value per share

(Title of classes to be registered)

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the Fantex Series Jack Mewhort Convertible Tracking Stock, par value $0.0001 per share, and the platform common stock of Fantex, Inc., par value $0.0001 per share, to be registered hereunder is set forth under the captions “Description of Capital Stock” and “Management and Attribution Policies” in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-1, File No. 333-203457 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on April 16, 2015, as subsequently amended, and by the prospectuses filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement. Such Registration Statement, as amended, and any prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description, are hereby incorporated by reference herein.

Item 2.  Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference to the documents specified, which were filed previously with the Commission:

3.1

Amended and Restated Certificate of Incorporation of Fantex, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-192476) filed on November 21, 2013).

3.2	Amended and Restated Bylaws of Fantex, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191772) filed on October 17, 2013).

3.3

Certificate of Designations of the Fantex Series Jack Mewhort Convertible Tracking Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 14, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FANTEX, INC.

Date: July 15, 2015	By:	/s/ David Mullin
	Name:	David Mullin
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1

Amended and Restated Certificate of Incorporation of Fantex, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-192476) filed on November 21, 2013).

3.2	Amended and Restated Bylaws of Fantex, Inc. (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-191772) filed on October 17, 2013).

3.3

Certificate of Designations of the Fantex Series Jack Mewhort Convertible Tracking Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 14, 2015).